UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     October 20, 2003

MISSION COMMUNITY BANCORP

(Exact name of Registrant as specified in its charter)

CALIFORNIA	333-12982	770559737
(State or other jurisdictionof incorporation)	(File Number)	(I.R.S. Employer Identification No.)

581 Higuera Street, San Luis Obispo, CA		93401
(Address of principal executive office)		(Zip Code)

(Former name or former address, if changed since last report)

Item 5.    Other Events

On October 14, 2003, the Registrant raised approximately $3.0 million in net proceeds from an offering of 3,000 capital securities in a private placement.  The proceeds will be issued to increase Mission Community Bank’s capital by at least $2 million with the balance to be used for general corporate purposes.  On October 10, 2003, the Registrant formed a wholly-owned business trust subsidiary, Mission Community Capital Trust I (the “Trust”), pursuant to the laws of the state of Delaware. The Registrant formed the Trust for the specific purpose of: (1) investing in the Registrant’s Junior Subordinated Debentures (the “Debentures”), due October 7, 2033; (2) selling Cumulative Capital Securities (the “Capital Securities”), representing a 97% beneficial interest in the Debentures owned by the Trust; and (3) issuing Common Securities (the “Common Securities”) to the Registrant, representing a 3% beneficial interest in the Debentures owned by the Trust.

On October 14, 2003, the Registrant issued $3.093 million in Debentures to the Trust.  Concurrently, the Trust issued $3.0 million of the Capital Securities to Bear, Sterns & Co., Inc., the initial purchaser, and $93,000 of Common Securities to the Registrant.  The Debentures were purchased by the Trust concurrently with the Trust’s issuance of the Capital Securities and Common Securities.  The proceeds to the Registrant, net of the Initial Purchaser’s fees and other offering expenses, was approximately $2.924 million, of which approximately $2.924 million will be treated as Tier 1 capital for regulatory purposes.

The Debentures and Capital Securities mature in 30 years and will bear a floating interest rate equal to LIBOR plus 2.95%.  The floating interest rate will be adjustable quarterly with changes in LIBOR.  The interest on the Debentures will be deductible and paid by the Registrant and represents the sole source of the Trust’s revenues available for distributions to the holders of the Capital Securities.  The undertakings of the Registrant with regard to the issuance constitute the Registrant’s full and unconditional guarantee of the Trust’s obligations pursuant to the Amended and Restated Declaration of Trust filed herewith as Exhibit 4.4, the Guarantee Agreement filed herewith as Exhibit 4.7, and the Fee Agreement filed herewith as Exhibit 4.8.

The Registrant has the right, assuming that no default has occurred regarding the Debentures, to defer interest payments on the Debentures, at any time and for a period of up to 20 consecutive calendar quarters.

The Capital Securities will mature concurrently with the Debentures on October7, 2033; but, can be called after October 7, 2008 or earlier upon the occurrence of a “Special Event,” as is defined in Exhibits 4.1, 4.4, and 4.7 attached herewith.

Item 7.            Financial Statements and Exhibits

(a)   Financial Statements

Not applicable.

(b)   Pro Forma Financial Information

Not applicable

(c)   List of Exhibits

Number	Description
1.1	Purchase Agreement dated as of October 10, 2003, by and among the Registrant, Mission Community Capital Trust I, and Bear, Stearns & Co., Inc.

4.1	Indenture dated as of October 14, 2003 by and between the Registrant and Wells Fargo Bank, National Association, as trustee

4.2	Form of Junior Subordinated Debt Security included in Exhibit 4.1

4.3	Declaration of Trust Mission Community Capital Trust I dated as of October 10, 2003

4.4

Amended and Restated Declaration of Trust of Mission Community Capital Trust I dated as of October 14, 2003 by and among the Registrant, Wells Fargo Delaware Trust Company, as Trustee, and Anita M. Robinson and William C. Demmin, as Administrators

4.5	Form of Common Security Certificate of Mission Community Capital Trust I (included as Exhibit A-2 to Exhibit 4.4)

4.6	Form of Capital Security Certificate of Mission Community Capital Trust I (included as Exhibit A-1 to Exhibit 4.4)

4.7	Guarantee Agreement dated October 14, 2003 between Registrant, as Guarantor, and Wells Fargo Bank, National Association, as Guarantee Trustee

4.8	Fee Agreement dated October 14, 2003 by and among the Registrant, Wells Fargo Delaware Trust Company, Bear Stearns & Co., Inc. and Mission Community Capital Trust I

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:October 20, 2003	MISSION COMMUNITY BANCORP

	By:	/s/ WILLIAM C. DEMMIN
William C. Demmin Chief Financial Officer On behalf of Registrant and as a Principal Financial Officer